Exhibit 10.13

SPECIAL AGREEMENT IN RESPECT OF THE CONTRIBUTION OF REGISTERED CAPTIAL OF GUANGZHOU EHANG INTELLIGENT TECHNOLOGY CO., LTD.

The Special Agreement in respect of the Capital Increase of Guangzhou EHang Intelligent Technology Co., Ltd., dated as of February 22, 2019 (the “Agreement”), is made by and among the following parties:

(1)	Huazhi Hu and Yifang Xiong (“Party A”);

(2)	EHang Intelligent Equipment (Guangzhou) Co., Ltd. with the address: No. 31 Room 401, No. 680 Guangxin Road, Huangpu District, Guangzhou, PRC (the “Party B”); and

(3)	Guangzhou EHang Intelligent Technology Co., Ltd. with the address: Room 402 (only for office use), 4th floor, Auxiliary Building No. 11, Aoti Road, Tianhe District, Guangzhou, PRC. (“Party C”).

Each of the Party A, Party B and Party C is referred to as a “party” individually and the “parties” collectively.

WHEREAS:

1. Party B, together with Party A or Party B, entered into Exclusive Technical Consulting and Services Agreement, Exclusive Service Agreement, Exclusive Option Agreement, Shareholders Voting Proxy Agreement and Share Pledge Agreement and their amendment (“VIE Agreements”).

NOW, THEREFORE, the parties to this Agreement hereby agree in respect of the capital increase of Party C by Party A as follows:

Section 1 Special Agreement

Section 1.1     Party B acknowledges and agrees that Party A, Huazhi Hu and Yifang Xiong will increase 95% and 5% of the registered capital of Party C to CNY 60,000,000, respectively.

Section 1.2    Party B acknowledges and agrees Party B will provide loan (“Loan”) free of interest to Party A for the purpose of capital increase. All Parties agree that Party B will not request the repayment of the Loan and Party A will not request an advance repayment of the Loan before Party A transfers all equity interest of Party C to Party B or terminate the business operation of Party C at the request of Party B.

Section 1.3     If Party A transfers part of its equity interest in Party C to Party B, upon transfer of such equity interest and the receipt of the payment of the proceeds from such transfer by Party A, the Loan of the relevant amount shall be deemed repaid. For the purpose of this Section, such relevant amount shall be calculated in accordance with the formula below: Relevant Amount Deemed Repaid = Loan * (Transferred Equity of Party A/Total Equity of Party C held by Party A). If Party A transfers all of its equity interest in Party C to Party B, upon transfer of such equity interest and the receipt of the payment of the proceeds from such transfer by Party A, the Loan hereunder shall be deemed as having been fully repaid. “upon transfer of the equity interest” for the purpose of this Section shall mean that the transfer of such equity interest has been approved by competent government authorities (if required) and the changes to such equity interest have been registered with government authorities, with Party B becoming the lawful holder of the equity of Party C.

Section 1.4    In the event of Party C’s winding-up, liquidation, dissolution or bankruptcy for any reason not attributable to Party A, the Loan hereunder shall be deemed as having been fully repaid upon the Party A’s return of all proceeds from the liquidation to Party B.

Section 1.5    Party A agrees that the increased registered capital shall be bound by the same VIE Agreements as the registered capital currently held by Party A.

Section 2    Severability

Section 2.1    If any provision of this Agreement is held to be invalid or unenforceable, and such provision will be fully severable (to the scope of invalidity and unenforceability) and deemed to be excluded herein, and the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom

Section 3    Waiver

Section 3.1    The failure to exercise or the delay in exercising a right or remedy provided by this Agreement or by law does not impair or constitute a waiver of such right or remedy or interfere with the exercise of right or remedy later. No single or partial exercise of a right or remedy provided by this Agreement or by law prevents further exercise of the right or remedy or the exercise of another right or remedy.

Section 3.2    The right and remedy stipulated in this Agreement could be accumulated and could be exercised by the Party as it deems appropriate, and such right and remedy is a supplement to right and remedy provided by laws.

Section 4 Governing Law and Dispute Resolution

Section 4.1     This Agreement shall be governed by and construed in accordance with the PRC laws.

Section 4.2     Any dispute arising from, out of or in connection with this Agreement shall be settled through amicable negotiations between the parties.    If the dispute cannot be settled through negotiations, the dispute shall, upon the request of either Party with notice to the other Party, be submitted to arbitration in Guangzhou, PRC, under the auspices of Guangzhou Arbitration Committee. The place of arbitration shall be in Guangzhou. The language of the arbitration shall be in Chinese. The arbitration award shall be final and binding on all parties.

Section 5     Miscellaneous

Section 5.1     This Agreement shall be effective upon the signing if the party is a natural person, and seal of the company if the party is a legal person.

Section 5.2      This Agreement is executed in four originals and each party holds one which shall be equally effective.

Section 5.3      Provided that any conflicts between this Agreement and other instruments following the execution of this Agreement, unless otherwise expressly stipulated thereunder, this Agreement shall prevail.

[Signature Page Follows]

[Signature Page]

Party A:

Huazhi Hu (signature): /s/ Huazhi Hu

Yifang Xiong (signature): /s/ Yifang Xiong

Party B: EHang Intelligent Equipment (Guangzhou) Co., Ltd.

Authorized Representative: /s/ Huazhi Hu

/s/ Seal of EHang Intelligent Equipment (Guangzhou) Co., Ltd.

Party C: Guangzhou EHang Intelligent Technology Co., Ltd.

Authorized Representative: /s/ Shangjin Guo

/s/ Seal of Guangzhou EHang Intelligent Technology Co., Ltd.